WAVEDANCER

WAVEDANCER, INC.
12015 LEE JACKSON MEMORIAL HIGHWAY STE 210
FAIRFAX, VA 22033

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WAVD2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29551-S78964 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

WAVEDANCER, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	*The Nasdaq Proposal* — to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of shares of WaveDancer common stock to stockholders of Firefly Neuroscience, Inc., a Delaware corporation ("Firefly"), and to other parties in connection with the merger of FFN Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of WaveDancer ("Merger Sub"), with and into Firefly, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of November 15, 2023, as amended, by and among WaveDancer, Merger Sub and Firefly and the transactions contemplated thereby or in connection therewith, including with respect to the potential change of control of WaveDancer that may result following the completion of the merger.	☐	☐	☐
2.	*The Reverse Stock Split Proposal* — to approve an amendment to WaveDancer's amended and restated certificate of incorporation to effect a reverse stock split with a ratio between 1-for-1.5 and 1-for-20 with respect to the issued and outstanding common stock of the combined company immediately following the merger.	☐	☐	☐
3.	*The A&R Charter Proposal* — to approve the amendment and restatement of WaveDancer's certificate of incorporation in its entirety.	☐	☐	☐
4.	*The Incentive Plan Proposal* — to approve the WaveDancer, Inc. 2024 Long-Term Incentive Plan.	☐	☐	☐
5.	*The Tellenger Sale Proposal* — to approve the sale of all of the outstanding shares of Tellenger, Inc. to Wavetop Solutions, Inc.	☐	☐	☐
6.	*The Adjournment Proposal* — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
Proxy Statement is available at www.proxyvote.com.

V29552-S78964

WaveDancer, Inc.

SPECIAL MEETING OF STOCKHOLDERS MARCH 14, 2024 10:00 AM EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) G. James Benoit, Jr. and Gwen Pal, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WaveDancer, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 10:00 AM Eastern Time on March 14, 2024, at www.virtualshareholdermeeting.com/WAVD2024SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE